Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$3,154,011
Unrealized Gain (Loss) on Market Value of Futures	(3,061,703)
Dividend Income	1,206
Interest Income	45,408
ETF Transaction Fees	700
Total Income (Loss)	$139,622

Expenses
General Partner Management Fees	$25,171
Professional Fees	23,202
Brokerage Commissions	4,530
Non-interested Directors' Fees and Expenses	377
Prepaid Insurance Expense	269
NYMEX License Fee	629
SEC & FINRA Registration Expense	3,818
Total Expenses	57,996
Expense Waiver	(26,530)
Net Expenses	$31,466
Net Income (Loss)	$108,156

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/17	$51,439,751
Additions (50,000 Shares)	1,562,352
Withdrawals (100,000 Shares)	(3,226,652)
Net Income (Loss)	108,156

Net Asset Value End of Month	$49,883,607
Net Asset Value Per Share (1,600,000 Shares)	$31.18

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612